Exhibit 4(a)

KENTUCKY UTILITIES COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 8

dated as of May 15, 2020

Supplemental to the Indenture

dated as of October 1, 2010

Establishing

First Mortgage Bonds, 3.300% Series due 2050

SUPPLEMENTAL INDENTURE NO. 8

SUPPLEMENTAL INDENTURE No. 8, dated as of the 15th day of May, 2020, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal place of business and corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 8 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 8 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6. Supplemental Indenture No. 6 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 7.

Supplemental Indenture No. 7 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities hereinafter sometimes called the “Securities of Series No. 10”.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 10. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 8 to establish the designation and certain terms of the Securities of such series, and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 8 a valid agreement of the Company, and to make the Securities of Series No. 10 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 8 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the Company’s right, title and interest in (a) the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the generating stations described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 10

SECTION 101. Creation of Securities of Series No. 10.

There is hereby created a series of Securities designated “First Mortgage Bonds, 3.300% Series due 2050,” and the Securities of such series shall:

(a) be issued initially in the aggregate principal amount of $500,000,000 and shall be limited in aggregate principal amount to $500,000,000 (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b) be dated June 3, 2020;

(c) have a Stated Maturity of June 1, 2050, subject to prior redemption or purchase by the Company;

(d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e) be in substantially the form or forms established therefor in an Officer’s Certificate as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANT

SECTION 201. Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 10, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

2

(a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301. Single Instrument.

This Supplemental Indenture No. 8 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 8, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 8 shall together constitute the Indenture.

SECTION 302. Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 8 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 8 to be duly executed as of the day and year first written above.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ John R. Crockett III
Name:	John R. Crockett III
Title:	General Counsel, Chief Compliance
Officer and Corporate Secretary

[Signature Page to Supplemental Indenture No. 8 – Kentucky Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ David O’Brien
Name: David O’Brien
Title: Vice President

[Signature Page to Supplemental Indenture No. 8 – Kentucky Utilities Company]

COMMONWEALTH OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 19th day of May, 2020, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Betty L. Brinly

[Seal]

[Signature Page to Supplemental Indenture No. 8 – Kentucky Utilities Company]

STATE OF NEW JERSEY	)
) ss.:
COUNTY OF PASSAIC	)

On this 19th day of May, 2020, before me, a notary public, the undersigned, personally appeared David O’Brien, who acknowledged himself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that he, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Rick Fierro
Rick Fierro

[Seal]

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon

240 Greenwich Street, 7E

New York, New York 10286

Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ David O’Brien
Name: David O’Brien
Title: Vice President

[Signature Page to Supplemental Indenture No. 8 – Kentucky Utilities Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney

Kentucky Utilities Company 220 West Main Street

Louisville, Kentucky 40202

/s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 8 – Kentucky Utilities Company]

EXHIBIT A

KENTUCKY UTILITIES COMPANY

Bonds Issued and Outstanding

under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$227,977,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$0
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$500,000,000
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	6	3.30% Series due 2025	September 28, 2015	$250,000,000	$250,000,000
		7	4.375% Series due 2045	September 28, 2015	$250,000,000		[2]
5	August 1, 2016	8	Collateral Series 2016CCA	August 25, 2016	$96,000,000	$96,000,000
6	August 1, 2018	9	Collateral Series 2018CCA	September 5, 2018	$17,875,000	$17,875,000
7	March 1, 2019	7[2]	4.375% Series due 2045	September 28, 2015	$300,000,000	$550,000,000	[2]

[1]	As of May 15, 2020.
[2]

Supplemental Indenture No. 7 established additional securities of Series No. 7. Outstanding amount reflects securities of Series No. 7 issued pursuant to Supplemental Indenture No. 4 and Supplemental Indenture No. 7.

A-1

EXHIBIT B

KENTUCKY UTILITIES COMPANY

Filing and Recording

of

Supplemental Indenture No. 7, dated as of March 1, 2019,

to

Indenture, dated as of October 1, 2010

COUNTY NAME	BOOK & PAGE NUMBER
Adair	MB 368, Pg 62
Anderson	MB 613, Pg 453
Ballard	MB 99, Pg 190
Barren	MB 631, Pg 308
Bath	MB 243,Pg 596
Bell	MB 355, Pg 689
Bourbon	MB 638, Pg 124
Boyle	MB 739, Pg 672
Bracken	MB 304, Pg 596
Bullitt	MB 1822, Pg 274
Caldwell	MB 343, Pg 548
Carroll	MB 248, Pg 662
Casey	MB 263, Pg 544
Christian	MB 1546, Pg 557
Clark	MB 894, Pg 647
Clay	MB 229, Pg 56
Crittenden	MB 230, Pg 35
Estill	MB Z10, Pg 375
Fayette	MB 9282, Pg 104
Fleming	MB 359, Pg 574
Franklin	MB 1483, Pg 615
Fulton	MB 189, Pg 578
Gallatin	MB 239, Pg 91
Garrard	MB 377, Pg 403
Grayson	MB 24-D, Pg 63
Green	MB 323, Pg 188
Hardin	MB 1470, Pg 370
Harlan	MB 462, Pg 662
Harrison	MB 420, Pg 577
Hart	MB 408, Pg 495
Henry	MB 364, Pg 47
Hickman	DB 139, Pg 735

B-1

Hopkins	MB 1237, Pg 497
Jessamine	MB 1358, Pg 266
Knox	MB 460, Pg 299
Larue	MB 379, Pg 336
Laurel	MB 1197, Pg 28
Lee	MB 120, Pg 362
Lincoln	MB 465, Pg 495
Livingston	MB 316, Pg 710
Lyon	MB 252, Pg 637
Madison	MB 1853, Pg 241
Marion	MB 429, Pg 730
Mason	MB 457, Pg 645
McCracken	MB 1592, Pg 35
McLean	MB 207, Pg 82
Mercer	MB 677, Pg 447
Montgomery	MB 566, Pg 514
Muhlenberg	MB 707, Pg 753
Nelson	MB 1201, Pg 110
Nicholas	MB 168, Pg 175
Ohio	MB 557, Pg 498
Oldham	MB 2340, Pg 711
Owen	MB 282, Pg 454
Pendleton	DB 352, Pg 293
Pulaski	MB 1600, Pg 227
Robertson	MB 69, Pg 273
Rockcastle	MB 292, Page 439
Rowan	BK A403, Pg. 585
Russell	MB 413, Pg 227
Scott	MB 1433, Pg 1
Shelby	MB 1108, Pg 657
Taylor	MB 593, Pg 365
Trimble	MB 225, Pg 343
Union	DB 441, Pg 429
Washington	MB 292,Pg 864
Webster	MB 347, Pg 43
Whitley	MB 639, Pg 567
Woodford	MB 834, Pg 382

B-2

EXHIBIT C

KENTUCKY UTILITIES COMPANY

Real Property

Schedule of real property owned in fee located in the Commonwealth of Kentucky

Bell County, Kentucky:

Being Tract A as shown on the Plat attached to the Deed of record in Deed Book 385, Page 781, in the Office of the Clerk of Bell County, Kentucky, and being more particularly described as follows:

BEGINNING at a 1⁄2” iron pin found, said iron pin being at the intersection of right-or-ways of Chester Ave. (80’ right-of-way and being 40’ from the centerline of Chester Ave.) and 39th Street (60’ right-of-way, no roadway constructed in this area), being the southwest most corner of the property being surveyed, having Kentucky State Plane Coordinate System – South Zone Coordinates of N=1745102.67, E=2229301.21 and being the Point of Beginning for this description;

Thence continuing along the eastern edge of 39th Street right-of-way N06°43’46”W – 176.84 feet a 5/8” iron pin found in concrete, said iron pin being on the eastern edge of 39th Street right-of-way, the northwest most corner of the property being surveyed and the southwest most property corner of Kentucky Utilities (D.B. 181, Pg. 651);

Thence leaving the eastern edge of 39th Street right-of-way and continuing with the property of Kentucky Utilities (D.B. 181, Pg. 651) N83°15’04”E – 99.92 feet a 5/8” iron pin found in concrete, said iron pin being the northeast most corner of the property being surveyed, the southeast most property corner of Kentucky Utilities (D.B. 181, Pg. 651) and the southwest most corner of Scott Branscome ET AL (D.B. 291, Pg. 663);

Thence leaving the property of Kentucky Utilities (D.B. 181, Pg. 651) and Scott Branscome ET AL (D.B. 291, Pg. 663) and severing the parent tract S05°56’58”E – 176.83 feet an iron pin set, said iron pin being 18” x 5/8” rebar with a 2” aluminum cap bearing PLS # 4048 and being on the northern edge of right-of-way of Chester Ave., 40’ from the centerline of Chester Ave, and the southeast most corner of the property being surveyed;

Thence continuing along the northern edge of Chester Ave. right-of-way S83°13’56”W – 97.52’ to the Point of Beginning and containing 0.401 acres by survey.

This description prepared from a physical survey conducted by John Henry Russell, AGE Engineering Services, Inc., Kentucky P.L.S. #4048, dated the 19th day of November, 2019.

Being the same Property acquired by Kentucky Utilities Company by Deed dated December 20, 2019, and of record in Deed Book 385, Page 781, in the Office of the Clerk of Bell County, Kentucky.

Carroll County, Kentucky:

Being all of Tract 2, as shown on Boundary Survey Plat dated March 27, 2020, attached to the Deed of record in Deed Book 215, Page 369 in the Office of the Clerk of Carroll County, Kentucky, consisting of 5.193 acres, and more particularly described as follows:

COMMENCING at a Rebar found with Identification cap stamped PLS# 1548, said pin:

•	Being on the Northern Edge of Right-of-way of US Hwy 42 (Right-of-way Deed—D.B. 39, Pg. 481)

•	Being 35’ North of the centerline of US Hwy 42

•	Being the Southwest corner of the property of Kentucky Utilities Company (D.B. 210, Pg. 67)

•	Being the Southeast corner of the property of Kentucky Utilities Company (D.B. 71, Pg. 563), located on the northern side of US Hwy 42

•	Having KY North Zone (NAD 83) State Plane Coordinates of N=457268.83 E=1420318.85

•	Being approximately 3240’ southwest of the Intersection of Centerline of US Hwy 42 and Montgomery Road

•	Being 0.1’ Southeast from a rebar found with identification cap stamped PLS# 2957

Thence leaving said pin and with the course of the eastern boundary of Kentucky Utilities Company (D.B. 71, Pg.563) N26°43’11”W – 450.94 feet to an iron pin set (5/8” x 18” rebar w/ 2” aluminum survey cap stamped “P.L.S. #3118,” as will be typical for all stamped monuments) at the northwest corner of the property of Kentucky Utilities Company (D.B.210, Pg. 67) and being the POINT OF BEGINNING for this description;

Thence continuing with the boundary line of Kentucky Utilities Company property N26°43’11”W – 274.40 feet to an iron pin set, being a corner of Tract 2 as created this day;

Thence leaving the boundary line of Kentucky Utilities Company with two new courses across the parent tract as follows:

N64°21’56”E – 819.77 feet to an iron pin set, being the Northeast corner of parcel being created and S28°41’47”E – 274.75 feet to an iron pin set, being the Southeast corner of parcel being created;

Thence with the northern boundary line of Kentucky Utilities Company (D.B. 210 Pg. 67) S64°21’56”W – 829.25 feet to the Point of Beginning for this description and containing 5.193 acres by survey.

THIS DESCRIPTION PREPARED FROM A PHYSICAL SURVEY CONDUCTED BY DOUGLAS G. GOOCH, AGE ENGINEERING SERVICES, INC., KY. P.L.S. # 3118, DATED THE 27TH DAY OF MARCH, 2020.

BEING the same Property conveyed to Kentucky Utilities Company by Deed dated May 13, 2020, and of record in Deed Book 215, Page 369 in the Office of the Clerk of Carroll County, Kentucky.

Gallatin County, Kentucky:

Being all of Lot 6 of the Montgomery Road Division as recorded in Plat B-3 of the Gallatin County Clerk’s records at Warsaw, Kentucky.

BEING the same Property conveyed to Kentucky Utilities Company by Deed dated June 20, 2019, and of record in Deed Book 129, Page 192 in the Office of the Clerk of Gallatin County, Kentucky.

Hart County, Kentucky:

BEING TRACT 2A on the Boundary Survey Plat dated October 10, 2019, as approved for recording by the Hart County Planning Commission, attached to the Deed of record in Deed Book 353, Page 278 in the Office of the Clerk of Hart County, Kentucky.

TRACT 2A is more particularly described as follows:

BEGINNING at a 5/8” rebar found with ID cap stamped PLS# 3609, said rebar being:

•	the Northeast corner of Kentucky Utilities Company (D.B. 224, Pg. 109)

•	the Southeast corner of the parent tract of Dart Container Corporation of KY (Tract #2, D.B. 218, Pg. 145)

•	20.8 feet west of the centerline of Cherry Street

•	on the western right-of-way of Cherry Street

•	being approximately 720 feet north of the intersection of centerline of Cherry Street and S. Dixie Street

•	having KY South Zone (NAD83) Coordinates of N=1945313.59, E=1592522.85

•	lying within the City of Horse Cave, Hart County, Kentucky and

•	the POINT OF BEGINNING for this description

Thence leaving said rebar and with the northern boundary line of Kentucky Utilities Company (D.B. 224, Pg. 109), N79°26’54”W – 253.71 feet to a 5/8” rebar found with ID cap stamped PLS# 1639, said rebar being the northwest corner of Kentucky Utilities Company, being the Northeast corner of Caveland Sanitation Authority Inc. (D.B. 177, Pg. 478) and being a southern corner of the parent tract of Dart Container Corporation of KY (Tract #2, D.B, 218, Page 145);

Thence leaving said corner and with new lines across the parent tract the following five courses:

N10°21’54”E – 91.68 feet to an iron rebar set (5/8” x 18” rebar with aluminum cap bearing PLS-3916, as will be typical for all set corner monuments), said rebar being 5 feet south of the southern edge of pavement of the Dart Container -Access Road,

S73°58’55”E – 43.13 feet to an iron rebar set, said rebar being 6.2 feet south of the southern edge of pavement of the Dart Container -Access Road,

N89°59’22”E – 74.56 feet to an iron rebar set, said rebar being 5.7 feet south of the southern edge of pavement of the Dart Container -Access Road,

N82°22’28”E – 142.65 feet to an iron rebar set, said rebar being 5 feet south of the southern edge of pavement of the Dart Container -Access Road, and

S68°39’17”E – 36.64 feet to an iron rebar set on the western edge of right-of-way of Cherry Street, said rebar being 15.7 feet west from the centerline of Cherry Street;

Thence with the western edge of right-of-way of Cherry Street, S24°12’46”W – 142.93 feet to the Point of Beginning and containing 0.695 acres by survey;

This description prepared from a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. P.L.S. #3916, dated the 9th day of October, 2019.

Being the same property conveyed to Kentucky Utilities Company by deed dated October 22, 2019, of record in Deed Book 353, Page 278 in the Office of the Clerk of Hart County, Kentucky.

Mercer County, Kentucky:

BEING TRACT 1 as shown on the Plat of record in Plat Cabinet D, Page 479 in the Office of the Clerk of Mercer County, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by deed dated May 6, 2020, of record in Deed Book 364, Page 630 in the Office of the Clerk of Mercer County, Kentucky.

Shelby County, Kentucky:

BEING TRACT 1 on the Minor Subdivision Plat of record in Plat Cabinet 9, Slide 306, in the Office of the Clerk of Shelby County, Kentucky.

Being the same property conveyed to Kentucky Utilities Company by deed dated December 20, 2019, of record in Deed Book 658, Page 807, Office of the Clerk of Shelby County, Kentucky.

Woodford County, Kentucky:

Being all of Tract 2, consisting of 2.615 acres, as shown on Boundary Survey Plat dated April 3, 2019, attached to the Deed of record in Deed Book 314, Page 62, in the Office of the Clerk of Woodford County, Kentucky, and more particularly described as follows:

COMMENCING at a mag nail set in the centerline of Paynes Mill Road, said nail being N30°53’15”E – 346.81 feet (measured as a straight line) north of the intersection of centerlines of Paynes Mill Road and US Hwy 60, said nail having Kentucky State Plane – South Zone (NAD83) coordinates of N=2267199.17 E=1942717.74, said nail being the southernmost corner of Kentucky Utilities Company (D.B. 271, Page 201) and being on the north edge of right-of-way purchased by the Commonwealth of Kentucky (D.B. 96, Page 707), lying near the City of Versailles, Woodford County, Kentucky;

Thence leaving the line of Commonwealth of Kentucky (D.B. 96, Page 707) and with the centerline of Paynes Mill Road the following nine (9) courses:

N47°34’04”E – 74.16 feet to a point,

N47°39’12”E – 100.00 feet to a point,

N47°11’44”E - 100.00 feet to a point,

N47°20’33”E – 55.84 feet to a Mag Nail set, said nail being on the centerline of Paynes Mill Road and being the Southeast Corner of Kentucky Utilities Company (D.B. 271, Page 201)

N47°20’33”E – 44.16 feet to a point,

N47°04’26”E – 100.00 feet to a point,

N47°23’35”E – 100.00 feet to a point,

N47°36’58”E - 85.21 feet to a point, and

N46°57’11”E - 44.14 feet to a point, said point being the southernmost corner of the Parcel being described and being the POINT OF BEGINNING for this description;

Thence leaving the centerline of Paynes Mill Road and across the parent tract of Edgewood Farm, LLC (D.B. 214, Page 455), with three (3) new courses:

N42°50’51“W – passing a 1⁄2” rebar with Cap PLS# 3265 at 25.85 feet and continuing at the same bearing for an additional 205.69 feet for a total distance of 345.69 feet to an iron pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3118, as will be typical for all set corner monuments),

N47°08’48“E – 330.03 feet to an iron pin set and S42°50’35“E – passing a 1⁄2” rebar found online at 318.22 feet and continuing an additional 25.70 feet for a total distance of 343.92 feet to a point on the centerline of Paynes Mill Road;

Thence with the centerline of Paynes Mill Road the following five (5) courses:

S46°25’47“W - 21.32 feet to a point,

S46°32’11“W - 82.90 feet to a point,

S46°53’18“W - 107.19 feet to a point,

S47°08’17“W - 83.68 feet to a point, and

S46°57’11“W - 34.93 feet to the Point of Beginning and containing 2.615 acres by survey.

This description prepared from a Physical Survey conducted by Douglas G. Gooch, AGE Engineering Services, Inc., KY. P.L.S. #3118, dated April 3, 2019.

Being the same property conveyed to Kentucky Utilities Company by Deed dated July 10, 2019, of record in Deed Book 314, Page 62, in the Office of the Clerk of Woodford County, Kentucky.

EXHIBIT D

KENTUCKY UTILITIES COMPANY

Generating Facilities

Schedule of additional generating stations located in the Commonwealth of Kentucky

1.

An undivided 56% interest in Section 1 of the Community Solar Share solar generating facility located in Shelby County, Kentucky, the remaining 44% interest in such facility being owned by Louisville Gas and Electric Company.

D-1